                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 25, 1999
                                                         ----------------

                       Bottomline Technologies (de) Inc.
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             (Exact name of Registrant as Specified in Its Charter)


               Delaware                               02-0433294
    -------------------------------      -----------------------------------
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)


               155 Fleet Street, Portsmouth, New Hampshire 03801
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                   (Address of principal executive offices)


Registrant's telephone number, including area code:  (603) 436-0700


                                Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------


     Bottomline Technologies (de), Inc. (Bottomline) announced on October 25, 1999 (the "Closing Date") that, pursuant to an Asset Purchase Agreement dated as of October 25, 1999 by and among Integrated Cash Management Services, Inc.
(ICM), Ben Massuda, Heda Massuda, Eric Campbell and Bottomline, Bottomline acquired substantially all of the assets and business of ICM and assumed certain liabilities of ICM for an aggregate of $8.5 million in cash.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------

     No financial statements or pro forma financial information required.


Exhibit
Number                                Description
----------                            -------------
    2.1      Asset Purchase Agreement dated as of October 25, 1999, by and among
             Integrated Cash Management Services, Inc., Ben Massuda, Heda
             Massuda, Eric Campbell, and Bottomline Technologies (de), Inc.

   99.1      Press release dated October 25, 1999

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                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Bottomline Technologies (de), Inc.


     Date:  November 9, 1999      By: /s/ Robert A. Eberle

                                  Robert A. Eberle
                                  Executive Vice President,
                                  Chief Financial Officer and Treasurer